UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2016

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 30, 2016, Tidelands Bancshares, Inc. (the “Company”) held a special meeting of its shareholders (the “Special Meeting”). Of the 4,277,176 shares outstanding and entitled to vote at the Special Meeting, 3,129,421 were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the Special Meeting:

1.	A proposal to approve the Agreement and Plan of Merger dated April 4, 2016, as amended (the “merger agreement”), under which the Company will merge with and into United Community Banks, Inc.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,974,518	124,105	30,798	NA

2.	A proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,740,634	153,694	235,093	NA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: June 30, 2016	By: /s/ Thomas H. Lyles
Thomas H. Lyles
Chief Executive Officer